UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 14, 2017

RTI SURGICAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-31271	59-3466543
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11621 Research Circle, Alachua, Florida		32615
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (386) 418-8888 not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

2017 Salaries and Bonus Targets. On March 14, 2017, the Compensation Committee of the Board of Directors of RTI Surgical, Inc. (the “Company”) approved 2017 salaries and bonus targets (expressed as a percentage of salary) for each of the Company’s executive officers. The table below sets forth this information:

Name	Office	2017 Salary	Bonus Target
Camille Farhat	President and Chief Executive Officer	$635,000	110%
Robert P. Jordheim	Executive Vice President and Chief Financial Officer	$374,286	50%
Roger W. Rose	President, RTI Donor Services, Executive Vice President	$350,115	50%
Kevin D. Brandt	Executive Vice President, Chief Commercial Officer – Domestic Direct	$337,366	50%
John N. Varela	Executive Vice President Global Operations	$337,428	50%

At a subsequent meeting, the Compensation Committee will set the cash bonus performance criteria for each of the Company’s executive officers and also approve equity awards to certain executive officers pursuant to the 2015 Incentive Compensation Plan. At such time, the Company will file an amendment to this Current Report on Form 8-K to disclose such information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTI SURGICAL, INC.

Date: March 20, 2017	By:	/s/ Robert P. Jordheim
Name: Robert P. Jordheim
Title: Executive Vice President and Chief Financial Officer